Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-259618) on Form S-8 of our report dated March 11, 2022, with respect to the consolidated financial statements of Dutch Bros Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

March 11, 2022
Dutch Bros Inc.| Exhibit 23.1